PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		Director, Finance & Investor Relations
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS STRONG RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008

Management Reaffirms Full Year Guidance

Disciplined Approach to Growth Produced Record Results and Free Cash Flow

QUARTERLY HIGHLIGHTS:
•	Revenues increased to $143.4 million vs. $139.1 million in Q3 2007, an increase of 3.1%
•	Organic revenue growth of 3.6% for Q3 2008
•	Net new business wins of $24.5 million for Q3 2008
•	MDC EBITDA increased to $15.4 million vs. $9.3 million in Q3 2007, an increase of 65.6%
•	Net Income increased to $3.3 million vs. a loss of $(6.8) million in Q3 2007
•	Earnings per Share increased to $0.12 vs. a loss of $(0.27) in Q3 2007
•	Free Cash Flow increased to $11.2 million vs. a use of $(2.1) million in Q3 2007

YEAR TO DATE HIGHLIGHTS:
•	Revenues increased to $444.4 million vs. $391.7 million in the first nine months of 2007, an increase of 13.4%
•	Organic revenue growth of 10.8% for the first nine months of 2008
•	Net new business wins of $67.0 million for the first nine months of 2008
•	MDC EBITDA increased to $41.0 million vs. $24.4 million in the first nine months of 2007, an increase of 68%
•	Net Loss decreased to $(4.6) million vs. $(18.2) million in the first nine months of 2007
•	Loss per Share improved to $(0.17) vs. $(0.74) in the first nine months of 2007
•	Free Cash Flow increased to $20.6 million vs. a use of $(0.4) million in the first nine months of 2007

NEW YORK, NY (November 3, 2008) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2008.

Consolidated revenues for the third quarter of 2008 were $143.4 million, an increase of 3.1% compared to $139.1 million in the third quarter of 2007. MDC EBITDA (as defined) for the third quarter of 2008 was $15.4 million, an increase of 65.6% compared to $9.3 million in the third quarter of 2007. Net income in the third quarter was $3.3 million compared to a loss of ($6.8) million in the third quarter of 2007 and earnings per share for the third quarter 2008 was $0.12 compared with a loss of ($0.27) in the same period of 2007, an increase of $0.39 per share. Free cash flow (as defined) was $11.2 million in the third quarter of 2008 compared with a use of ($2.1) million in the third quarter of 2007.

Consolidated revenues for the first nine months of 2008 were $444.4 million, an increase of 13.4% compared to $391.7 million in the first nine months of 2007. MDC EBITDA (as defined) for the first nine months of 2008 was $41.0 million, an increase of 68% compared to $24.4 million in the first nine months of 2007. Net loss in the first nine months of 2008 was ($4.6) million compared to a loss of ($18.2) million in the first nine months of 2007 and the net loss per common share for the first nine months of 2008 was ($0.17) compared with a loss of ($0.74) in the same period of 2007, an improvement of $0.57 per share. Free cash flow (as defined) was $20.6 million in the first nine months of 2008 compared with a use of ($0.4) million in the first nine months of 2007.

“We believe that our third quarter and year to date results reflect our continued focus on delivering sustainable, profitable growth that translates into significant and growing free cash flow. We also continue to be focused on driving organic growth and believe that our robust year to date new business pipeline positions us well for growth well into 2009. Given that, and despite the difficult economic times, we remain on track to deliver on our full year guidance for 2008 and are taking further actions to ensure that our profitable growth trajectory continues into 2009 and beyond,” said Miles S. Nadal, Chairman & CEO of MDC Partners. “We believe that our partnership network of marketing insurgents is well positioned to generate actionable strategies for our clients to help them grow in the marketplace. This will be key to growing our market share in the upcoming years.”

“Our efforts to reduce the cost of our infrastructure are continuing to bear fruit. Further, a disciplined focus on working capital improvements and cash management has resulted in our strongest balance sheet and liquidity position in the Company’s history,” said David Doft, Chief Financial Officer of MDC Partners.

Conference Call

Management will host a conference call on November 3, at 4:30 p.m. (EST) to discuss our results. The conference call will be accessible by dialing 1-416-644-3415 or toll free 1-800-733-7560. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Monday, November 17, 2008 by dialing 1-416-640-1917 or toll free 1-877-289-8525 (passcode 21283593#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America. Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three and nine months ended September 30, 2008 and 2007; and (2) presenting Free Cash Flow (as defined) for the three and nine months ended September 30, 2008 and 2007. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which compliment and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue	$143,428	$139,135	$444,393	$391,712

Operating Expenses
Cost of services sold	95,747	90,469	296,933	253,317
Office and general expenses	32,800	36,048	105,872	104,471
Depreciation and amortization	7,545	9,710	26,327	21,437
	136,092	136,227	429,132	379,225

Operating Income	7,336	2,908	15,261	12,487

Other Income (Expenses)
Other income (Expense)	2,392	(3,119)	5,470	(4,838)
Interest expense	(3,565)	(3,480)	(11,097)	(9,719)
Interest income	126	220	505	1,455
Income (Loss) from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	6,289	(3,471)	10,139	(615)

Income Tax (Expense) Recovery	(1,824)	2,450	(4,942)	3,398

Income (Loss) from Continuing Operations Before Equity in
Affiliates and Minority Interests	4,465	(1,021)	5,197	2,783
Equity in Earnings of Non-consolidated Affiliates	69	124	290	135
Minority Interests in Income of Consolidated Entities	(1,284)	(5,163)	(6,261)	(14,873)

Income (Loss) From Continuing Operations	3,250	(6,060)	(774)	(11,955)
Loss from Discontinued Operations	-	(713)	(3,840)	(6,215)
Net Income (Loss)	$3,250	($6,773)	($4,614)	($18,170)

Income (Loss) Per Common Share
Basic and Diluted:
Continuing Operations	$0.12	($0.24)	($0.03)	($0.49)
Discontinued Operations	-	(0.03)	(0.14)	(0.25)
Net Income (Loss)	$0.12	($0.27)	($0.17)	($0.74)

Weighted Average Number of Common Shares:
Basic	26,835,101	24,957,704	26,721,820	24,664,159
Diluted	27,290,259	24,957,704	26,721,820	24,664,159

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$82,006	$32,673	$28,749	-	$143,428

Operating Income (Loss) as Reported	$8,261	$1,159	$883	($2,967)	$7,336

Add:
Depreciation and amortization	4,884	1,846	747	68	7,545
Stock-based compensation	475	31	174	1,149	1,829

EBITDA *	13,620	3,036	1,804	(1,750)	16,710

Less: Minority Interests	(1,164)	(60)	(60)	-	(1,284)

MDC's Share of EBITDA**	$12,456	$2,976	$1,744	($1,750)	$15,426

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended September 30, 2007

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$79,110	$29,885	$30,140	-	$139,135

Operating Income (Loss) as Reported	$5,561	$1,061	$2,266	($5,980)	$2,908

Add:
Depreciation and amortization	7,359	1,680	643	28	9,710
Stock-based compensation	546	22	114	1,191	1,873

EBITDA*	13,466	2,763	3,023	(4,761)	14,491

Less: Minority Interests	(4,172)	(42)	(949)	-	(5,163)

MDC's Share of EBITDA**	$9,294	$2,721	$2,074	($4,761)	$9,328
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$248,772	$104,179	$91,442	-	$444,393

Operating Income (Loss) as Reported	$17,002	$4,682	$5,908	($12,331)	$15,261

Add:
Depreciation and amortization	18,119	5,550	2,454	204	26,327
Stock-based compensation	1,492	98	648	3,452	5,690

EBITDA *	36,613	10,330	9,010	(8,675)	47,278

Less: Minority Interests	(3,649)	(247)	(2,365)	-	(6,261)

MDC's Share of EBITDA**	$32,964	$10,083	$6,645	($8,675)	$41,017
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Nine Months Ended September 30, 2007

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$228,117	$79,134	$84,461	-	$391,712

Operating Income (Loss) as Reported	$20,252	$1,999	$7,177	($16,941)	$12,487

Add:
Depreciation and amortization	15,002	4,759	1,509	167	21,437
Stock-based compensation	1,517	70	362	3,393	5,342

EBITDA*	36,771	6,828	9,048	(13,381)	39,266

Less: Minority Interests	(12,138)	(68)	(2,667)	-	(14,873)

MDC's Share of EBITDA**	$24,633	$6,760	$6,381	($13,381)	$24,393
* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
** MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
MDC EBITDA	$15,426	$9,328	$41,017	$24,393
Capital Expenditures	(2,083)	(7,624)	(10,722)	(14,970)
Cash Taxes	(63)	(159)	(936)	(1,205)
Cash Interest, net	(2,118)	(3,612)	(8,720)	(8,569)

Free Cash Flow	$11,162	($2,067)	$20,639	($351)

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	(unaudited)
	September 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$17,483	$10,410
Accounts receivable, net	136,623	135,260
Expenditures billable to clients	25,384	19,409
Prepaid expenses	6,400	5,937
Other current assets	2,419	2,422
Total Current Assets	188,309	173,438

Fixed assets	45,451	47,440
Investment in affiliates	1,871	1,434
Goodwill	227,294	217,726
Other intangible assets, net	44,347	55,399
Deferred tax assets	6,952	9,175
Other assets	14,491	16,086
Total Assets	$528,715	$520,698

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$64,662	$65,839
Accrued and other liabilities	63,594	74,668
Advance billings	68,852	50,988
Current portion of long term debt	1,599	1,796
Deferred acquisition consideration	2,413	2,511
Total Current Liabilities	201,120	195,802

Revolving credit facility	10,302	1,901
Long-term debt	115,063	115,662
Convertible notes	42,285	45,395
Other liabilities	8,878	8,267
Deferred tax liabilities	596	819
Total Liabilities	378,244	367,846

Minority Interests	26,063	24,919

Shareholders' Equity:
Common stock	213,064	207,959
Share capital to be issued	-	214
Additional paid in capital	28,348	26,743
Accumulated deficit	(117,585)	(112,969)
Stock subscription receivable	(354)	(357)
Accumulated other comprehensive income	935	6,343
Total Shareholders' Equity	124,408	127,933

Total Liabilities and Shareholders' Equity	$528,715	$520,698